UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act .  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2019, Organogenesis Inc. (the “Company”), a wholly owned subsidiary of Organogenesis Holdings Inc., entered into a Lease (the “Lease”) with Bobson Norwood Commercial, LLC, as Landlord, for approximately 43,850 square feet at 333 Providence Highway, Norwood, Massachusetts for office and laboratory use.

The Lease commenced on March 13, 2019 and the rent commencement date will be February 1, 2020 (the “Rent Commencement Date”). The initial lease term is ten (10) years from the Rent Commencement Date. Under the Lease, the Company will pay a monthly rent as set forth below.

Lease Year	Monthly Base Rent
1	$87,700.00
2	$91,354.17
3	$95,008.33
4	$98,662.50
5	$102,316.67
6	$105,970.83
7	$109,625.00
8	$113,279.17
9	$116,933.33
10	$120,587.50

During the term of the Lease, the Company will also pay its share of operating expenses, taxes and any other expenses payable under the Lease. The Lease includes an early option to extend the term for a period of five (5) years, provided that the Company exercises its early extension option within twenty-four (24) months of the Rent Commencement Date. During the five year early extension period, if exercised, the Company will pay monthly rent in the amounts set forth below.

Lease Year	Monthly Base Rent
11	$124,241.67
12	$126,982.29
13	$129,722.92
14	$132,463.54
15	$135,204.17

In addition, the Lease provides the Company an option to extend the term for a period of ten (10) years (in addition to the five (5) year early extension period, if exercised) at rental rates equal to the then fair market value. The Lease also includes customary representations, warranties, and covenants on behalf of the parties and provides for certain customary mutual indemnities. Upon execution of the Lease, the Company delivered a security deposit to the landlord in the form of a letter of credit in the amount of $526,200.00 for the faithful performance of all terms, covenants and conditions of this Lease. Upon the date that is thirty-six (36) months after the Rent Commencement Date, subject to certain limitations related to events of default, the Company may reduce the amount of the letter of credit to $263,100.00.

The foregoing description of the Lease is only a summary and is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease dated March 13, 2019 between Organogenesis Inc., as tenant, and Bobson Norwood Commercial, LLC, as landlord.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

Date: March 18, 2019